UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2015

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant

as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646 (Commission File Number)	61-1430858 (IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA (Address of Principal Executive Offices)	94545 (Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400
n/a (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

The Audit Committee (the “Audit Committee”) of the Board of Directors of Ultra Clean Holdings, Inc. (the “Company”) has performed an evaluation of independent registered public accounting firms. As a result of this process, the Audit Committee approved the engagement of Moss Adams LLP (“Moss Adams”) as the Company’s independent registered public accounting firm for fiscal year 2015. On April 1, 2015, the Company engaged Moss Adams.

 (a) Dismissal of Independent Registered Public Accounting Firm

On March 30, 2015, the Company informed Deloitte & Touche LLP (“Deloitte”) that it had been dismissed as the Company’s independent registered public accounting firm based on the Audit Committee’s decision.

The reports of Deloitte on the Company’s consolidated financial statements for the two most recent fiscal years ended December 26, 2014 and December 27, 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company’s two most recent fiscal years ended December 26, 2014 and December 27, 2013, and during the subsequent interim period preceding Deloitte’s dismissal, there were: (i) no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements. A copy of the letter from Deloitte dated April 3, 2015 is filed with this Current Report on Form 8-K as Exhibit 16.1.

(b)  Engagement of New Independent Registered Public Accounting Firm

The Audit Committee approved the engagement of Moss Adams as the Company’s new independent registered public accounting firm. The selection of Moss Adams as the Company’s independent registered public accounting firm will be submitted to the Company’s stockholders for ratification at the Company’s 2015 annual meeting of stockholders.

During the Company’s two most recent fiscal years ended December 26, 2014 and December 27, 2013, and during the subsequent interim period preceding Moss Adams’s engagement, neither the Company, nor anyone on its behalf, has consulted Moss Adams with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Moss Adams concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 3, 2015 regarding statements included in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.
Date:	April 3, 2015	By:	/s/ Kevin C. Eichler
			Name:	Kevin C. Eichler
			Title:	President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter of Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 3, 2015, regarding statements included in this Current Report on Form 8-K.